SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2005

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

0-33207	GREAT PLAINS ENERGY INCORPORATED (A Missouri Corporation) 1201 Walnut Street Kansas City, Missouri 64106 (816) 556-2200 NOT APPLICABLE (Former name or former address, if changed since last report)	43-1916803

1-707	KANSAS CITY POWER & LIGHT COMPANY (A Missouri Corporation) 1201 Walnut Street Kansas City, Missouri 64106 (816) 556-2200 NOT APPLICABLE (Former name or former address, if changed since last report)	44-0308720

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Great Plains Energy Incorporated (Great Plains Energy) and Kansas City Power & Light Company (KCP&L) (the Registrants) are separately filing this combined Current Report on Form 8-K (Report).

Item 1.02	Termination of a Material Definitive Agreement

KCP&L entered into a certain Amended and Restated Lease dated as of October 12, 2001, (Lease) with Wells Fargo Bank Northwest, National Association (Lessor) concerning the lease of five gas-fired combustion turbines and associated property (Leased Property). Rental payments under the Lease, which reflect interest only, began in 2004 and end in October 2006. KCP&L's expense for the Lease was $1.9 million in 2004. Upon a default during the lease period, KCP&L's maximum obligation to the Lessor would be the cost of the Leased Property of approximately $154.0 million. KCP&L's rental obligation for the years 2005 and 2006 would be $5.3 million and $5.9 million, respectively. At the end of the Lease term, KCP&L could choose to sell the project for the Lessor, guaranteeing that the Lessor would receive a residual value for the Leased Property of up to 83.21% of the Leased Property cost. Alternatively, KCP&L could purchase the Leased Property at its cost. The Lease contains representations and affirmative, negative and financial covenants customary for such arrangements including, among other things, maintenance and repair, limitations on the incurrence of liens, mergers, disposition of assets and financial ratios. The Lease also contains customary events of default including, without limitation, payment defaults, covenant defaults, material inaccuracy of representations and warranties, indebtedness cross-defaults, certain bankruptcy and insolvency events and certain ERISA events. The Lease further provides KCP&L the option to purchase the Leased Property, without penalty, before the expiration of the Lease.

On May 9, 2005, KCP&L provided notice to Lessor of KCP&L's election to exercise its Early Termination Option to terminate the Lease and purchase the Leased Property as of May 16, 2005. KCP&L will pay approximately $155 million to purchase the Leased Property, which will be funded initially through commercial paper.

The parties to the Lease and documents associated with the Lease are BNP Paribas, Banc of America Facilities Leasing, LLC, Bank of America, N.A., Banc One, NA (now JPMorgan Chase Bank, N.A.), The Bank of New York, Bayerische Landesbank Girozentrale, Cayman Islands Branch, Firstar Bank, N.A. (now U.S. Bank, N.A.), Hatteras Funding Corporation, Jupiter Securitization Corporation, LaSalle Bank, National Association, Wells Fargo Bank Northwest, National Association, and Wells Fargo Bank Nevada, National Association.

BNP Paribas, Bank of America, N.A., The Bank of New York, JPMorgan Chase Bank, N.A., and U.S. Bank, N.A. are lenders under $500 million and $250 million five-year revolving credit agreements with Great Plains Energy and KCP&L, respectively. LaSalle Bank,

National Association is one of the lenders under a $125 million credit facility with Strategic Energy, L.L.C., an indirect subsidiary of Great Plains Energy. The Bank of New York and JP Morgan Chase Bank, N.A. are trustees under certain indentures with Great Plains Energy and KCP&L. In addition, BNP Paribas, Bank of America, N.A., The Bank of New York, Bayerische Landesbank, JPMorgan Chase Bank, N.A., LaSalle Bank, National Association, and U.S. Bank, N.A. or certain of their respective affiliates, provide or have provided various other financial services to Great Plains Energy, KCP&L or their respective affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/Terry Bassham

Terry Bassham
Executive Vice President- Finance & Strategic Development and Chief Financial Officer

KANSAS CITY POWER & LIGHT COMPANY

/s/William H. Downey

William H. Downey
President and Chief Executive Officer

Date: May 11, 2005